Exhibit 99.1

Innovid Reports Third Quarter 2022 Financial Results

Increased revenue by 47% year-over-year to $34.5 million
CTV accounted for 54% of the volume of all video impressions served
TV measurement accounted for 23% of all revenue
Generated net loss of $11.8 million and adjusted EBITDA* of $2.9 million, representing an 8% adjusted EBITDA margin*
Innovid to host Investor Day on November 16, 2022, in New York City

NEW YORK, November 11, 2022 - Innovid Corp. (NYSE:CTV) (the “Company”), an independent advertising platform for delivery, personalization and measurement of converged TV across linear, connected TV (CTV) and digital, today announced financial results for the third quarter ended September 30, 2022.

“Innovid produced strong results in the third quarter of 2022 growing revenue 47% year–over-year, at the high end of our guidance. Our growth was predominantly driven by CTV, which accounted for 50% of revenue excluding TVSquared, a new record for the business,” said Zvika Netter, Co-Founder and CEO. “I’m especially happy to share that we reported $2.9 million in third quarter Adjusted EBITDA, significantly exceeding our expectations. This is a result of the proactive measures we have taken to implement post-merger synergies to improve margins during the quarter and on a go-forward basis.”

Third Quarter Financial Highlights:

(All comparisons are to the third quarter of 2021)
●Revenue grew to $34.5 million for the combined business, reflecting an increase of 47% on an as-reported basis.
○Measurement contributed $7.8 million, or 23% of revenue, up from 1% of revenue in the third quarter of 2021, and grew 23% on a pro forma basis when including TVSquared in the comparative period.
○CTV accounted for 50% of revenue, excluding TVSquared, the highest in Company history, up from 46% of revenue in the third quarter of 2021, demonstrating 28% year-over-year growth.
●Net loss was $11.8 million or negative $0.09 per share.
●Adjusted EBITDA* was $2.9 million, representing an 8% adjusted EBITDA margin*.

Third Quarter Business Highlights:

●CTV Volume Growth: CTV accounted for 54% of the volume of all video impressions served, up from 46% of volume in the third quarter of 2021, demonstrating 36% year-over-year growth.
●New Client Wins: Closed multiple new clients across delivery, personalization, and measurement capabilities including American Family Insurance, Astra Zeneca, Diageo, Universal Parks, and more.
●Programmatic Cross-Platform Measurement: Integrated into The Trade Desk’s Measurement Marketplace to enable always-on incremental reach analysis across CTV campaigns in the UK and Germany.
●Creative Optimization Strategies: Introduced new capabilities to boost creative performance through expanded datasets, deeper insights, and algorithmic decisioning.

○Launched new automated creative optimization technology to intelligently adjust the rotation of ad creatives in real-time, while surfacing deeper creative-level insights.
○Joined forces with NCSolutions to leverage unique purchase data to enable CPG advertisers to boost sales by optimizing creative based on real-time purchase signals across CTV and digital.

Innovid will be hosting an Investor Day where senior management will present to the investment community the Company's business performance, key strategic priorities, and outlook. The event will be held in person at the New York Stock Exchange Headquarters at 18 Broad Street, in New York on Wednesday, November 16, 2022, from 2:00pm – 5:00pm ET. The event, along with supporting materials, can also be accessed live or via an archived replay through the Investor Relations section of the Company’s website. As space for Investor Day is limited, in-person attendance is by invitation only and advanced registration is required. Please contact Investor Relations with any questions at ir@innovid.com.

Fourth Quarter 2022 Outlook

Innovid is providing the following financial guidance for the fourth quarter of 2022:

Exhibit 99.1

●Revenue is expected to be in line with our previous full-year guide, in the range of $34 million to $36 million, reflecting 31% to 39% year-over-year growth on an as-reported basis, and 6% to 12% year-over-year growth on a pro forma basis when including TVSquared revenue in the comparative period.
●Adjusted EBITDA* is expected to be in the range of $1 million to $3 million.

Full Year 2022 Outlook

Innovid is providing the following financial guidance for the full year of 2022:
●Revenue is expected to be in the range of $127 million to $129 million including TVSquared, a year-over-year increase of approximately 41% to 43% growth on an as-reported basis, and 17% to 19% year-over-year growth on a pro forma basis when including TVSquared revenue in the comparative period.
●Total annual adjusted EBITDA* is expected to be nearly breakeven or positive.

Conference Call

Innovid will host a conference call and live webcast to discuss its third quarter 2022 financial results and business highlights today at 8:30 a.m. Eastern Time. Speakers will include Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer, and Tal Chalozin, Co-founder and Chief Technology Officer. To access the conference call, dial 877-407-3211 for the U.S. or Canada, or +1-201-389-0862 for international callers. The webcast will be available live on the Investors section of the Company’s website at
https://investors.innovid.com/. Additionally, an archived webcast of the conference call will be made available on the Innovid website following the call.

*This is a non-GAAP measure. Refer to “Non-GAAP Measures” section below for additional information.

Non-GAAP Measures
Innovid prepares unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin. Innovid believes that these measures are relevant and provide useful information to investors by providing a baseline for evaluation and comparing its operating performance against that of other companies in Innovid’s industry. Adjusted EBITDA is defined as net loss attributable to Innovid, excluding (1) depreciation, amortization and impairment, (2) stock-based compensation, (3) finance expense (income), net, (4) transaction related expenses, (5) acquisition related expenses, (6) retention bonus expenses, (7) legal claims, (8) other and (9) taxes on income. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.
The non-GAAP financial measures that Innovid uses may not be comparable to similarly titled measures reported by other companies. Also, in the future, Innovid may disclose different non-GAAP financial measures in order to help its investors meaningfully evaluate and compare its results of operations to its previously reported results of operations or to those of other companies in Innovid’s industry. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
Innovid uses Adjusted EBITDA and Adjusted EBITDA margin as measures of operational efficiency to understand and evaluate its core business operations. Innovid believes these non-GAAP financial measures are useful to investors for period to period comparisons of its core business and for understanding and evaluating trends in its operating results on a consistent basis by excluding items that are not viewed as indicative of its core operating performance.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP.
Innovid has provided a reconciliation of Adjusted EBITDA to net loss and Adjusted EBITDA Margin to net loss margin, the most directly comparable GAAP measures, for the historical period in the appendix hereto but is not able to provide a reconciliation of the projected non-GAAP measures for the third quarter of 2022 or the full-year 2022, without unreasonable effort, due to the unknown effect, timing and potential significance of: taxes on income in multiple jurisdictions, finance expenses including valuations, and purchase price allocation yet to be finalized. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid’s ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid’s ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid’s sales and marketing efforts, Innovid’s ability to effectively manage its growth, the impact of the Covid-19 pandemic, the risk of continued inflation and other macroeconomic events, acquisition related risks, and other important factors discussed under the caption “Risk Factors” in Innovid’s Annual Report on Form 10-K filed with the SEC on March 18, 2022, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE:CTV) powers advertising delivery, personalization, measurement and outcomes across linear, CTV and digital for some of the world’s largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and currency-grade measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Investor Relations:

Brinlea Johnson
ir@innovid.com

Media:

Chris Harihar
chris@crenshawcomm.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,509	$156,696
Trade receivables, net (allowance for doubtful accounts of $69 and $81 at September 30, 2022 and December 31 2021, respectively)	40,223	35,422
Prepaid expenses and other current assets	3,812	3,131
Total current assets	90,544	195,249
NON-CURRENT ASSETS:
Long-term deposit	310	310
Long-term restricted deposits	406	462
Property and equipment, net	11,719	4,840
Goodwill	114,678	4,555
Intangible assets, net	34,206	—
Operating lease right of use asset	3,217	—
Other non-current assets	795	116
Total non-current assets	165,331	10,283
TOTAL ASSETS	$255,875	$205,532
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	2,950	5,026
Employees and payroll accruals	10,682	7,742
Accrued expenses and other current liabilities	6,573	3,082
Current portion of long-term debt	—	6,000
Lease liabilities - current portion	1,904	—
Total current liabilities	22,109	21,850
NON-CURRENT LIABILITIES:
Long-term debt	15,000	—
Lease liabilities - non-current portion	2,279	—
Other non-current liabilities	3,918	3,455
Warrants liability	7,590	18,972
Total non-current liabilities	28,787	22,427
TOTAL LIABILITIES	50,896	44,277
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 500,000,000 at September 30, 2022 and December 31, 2021; Issued and outstanding: 133,492,514 and 119,017,380 at September 30, 2022 and December 31, 2021, respectively	13	12
Additional paid-in capital	352,423	293,719
Accumulated deficit	(147,457)	(132,476)
Total stockholders’ equity	204,979	161,255
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$255,875	$205,532

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$34,469	$23,469	$93,419	$64,324
Cost of revenues (1)	8,534	4,548	21,811	12,359
Research and development (1)	7,312	5,342	24,276	16,698
Sales and marketing (1)	13,726	8,689	38,397	23,366
General and administrative (1)	9,046	3,982	30,456	10,561
Depreciation, amortization and impairment	1,882	156	3,481	487
Operating (loss) profit	(6,031)	752	(25,002)	853
Finance expenses (income), net	4,962	707	(10,655)	3,878
(Loss) profit before taxes	(10,993)	45	(14,347)	(3,025)
Taxes on income	839	304	634	829
Net loss	(11,832)	(259)	(14,981)	(3,854)

Accretion of preferred stock to redemption value	—	(8,189)	—	(52,993)
Net loss attributable to common stockholders	$(11,832)	$(8,448)	$(14,981)	$(56,847)
Net loss per stock attributable to common stockholders (2)
Basic	$(0.09)	$(0.45)	$(0.12)	$(4.32)
Diluted	$(0.09)	$(0.45)	$(0.12)	$(4.32)
Weighted-average number of stock used in computing net loss per stock attributable to common stockholders (2)
Basic	132,959,511	18,849,710	129,768,724	13,157,022
Diluted	132,959,511	18,849,710	129,768,724	13,157,022
(1) Exclusive of depreciation and amortization presented separately.
(2) Prior period results have been adjusted to reflect the exchange of Innovid Inc’s common stock for Innovid Corp’s common stock at an exchange ratio of approximately 1.337 as a result of the Transaction.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
(In thousands, except stock data)

	Temporary equity		Common stock		Treasury stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2020,	73,690,340	$86,997	16,275,609	$2	1,914,328	$(1,629)	$10	$(48,113)	$(49,730)
Accretion of preferred stock to redemption value	—	23,728	—	—	—	—	(586)	(23,142)	(23,728)
Stock-based compensation	—	—	—	—	—	—	280	—	280
Stock options exercised	—	—	761,697	—	—	—	306	—	306
Net loss	—	—	—	—	—	—	—	(1,936)	(1,936)
Balance as of March 31, 2021 (unaudited)	73,690,340	110,725	17,037,306	2	1,914,328	(1,629)	10	(73,191)	(74,808)
Accretion of preferred stock to redemption value	—	21,076	—	—	—	—	(1,500)	(19,576)	(21,076)
Stock-based compensation	—	—	—	—	—	—	1,440	—	1,440
Stock options exercised	—	—	1,281,999	—	—	—	61	—	61
Net loss	—	—	—	—	—	—	—	(1,659)	(1,659)
Balance as of June 30, 2021 (unaudited)	73,690,340	131,801	18,319,305	2	1,914,328	(1,629)	11	(94,426)	(96,042)
Accretion of preferred stock to redemption value	—	8,189	—	—	—	—	(1,105)	(7,084)	(8,189)
Stock-based compensation	—	—	—	—	—	—	591		591
Stock options exercised	—	—	766,664	—	—	—	513		513
Net loss	—	—	—	—	—	—		(259)	(259)
Balance as of September 30, 2021 (unaudited)	73,690,340	$139,990	19,085,969	$2	1,914,328	$(1,629)	$10	$(101,769)	$(103,386)

	Temporary equity		Common stock		Treasury stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2021	—	$—	119,017,380	$12	—	$—	$293,719	$(132,476)	$161,255
Common stock and equity awards issued for acquisition of TVS	—	—	11,549,465	1	—	—	47,151	—	47,152
Stock-based compensation	—	—	—	—	—	—	1,496	—	1,496
Stock options exercised	—	—	1,521,927	—	—	—	462	—	462
Net loss	—	—	—	—	—	—	—	(7,449)	(7,449)
Balance as of March 31, 2022 (unaudited)	—	—	132,088,772	13	—	—	342,828	(139,925)	202,916
Stock-based compensation	—	—	—	—	—	—	4,628	—	4,628
Stock options exercised	—	—	322,943	—	—	—	174	—	174
Net profit	—	—	—	—	—	—	—	4,300	4,300
Balance as of June 30, 2022 (unaudited)	—	—	132,411,715	13	—	—	347,630	(135,625)	212,018
Stock-based compensation	—	—	—	—	—	—	4,612	—	4,612
Stock options and RSUs exercised	—	—	1,080,799	—	—	—	181	—	181
Net loss	—	—	—	—	—	—	—	(11,832)	(11,832)
Balance as of September 30, 2022 (unaudited)	—	$—	133,492,514	$13	—	$—	$352,423	$(147,457)	$204,979

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net loss	$(14,981)	$(3,854)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	3,481	487
Stock-based compensation	9,956	2,311
Change in fair value of warrants	(11,382)	3,191
Changes in operating assets and liabilities
(Increase)/ decrease in trade receivables, net	(1,294)	581
(Increase)/ decrease in prepaid expenses and other current assets	514	(1,587)
Increase/ (decrease) in trade payables	(1,032)	710
Decrease in operating lease right of use assets	1,332	—
Increase in employees and payroll accruals	2,227	355
Decrease in operating lease liabilities	(1,782)	—
Increase in accrued expenses and other current liabilities	2,872	852
Net cash (used in)/ provided by operating activities	(10,089)	3,046
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(99,568)	—
Internal use software capitalization	(6,975)	(1,049)
Purchase of property and equipment	(282)	(378)
Founders' note receivable	—	(459)
Decrease (increase) in deposits	38	(58)
Net cash used in investing activities	(106,787)	(1,944)
Cash flows from financing activities:
Repayment of acquisition liability	—	(126)
Proceeds from loans	9,000	—
Repayment of loans	—	(3,033)
Payment of SPAC merger transaction costs	(3,185)	—
Proceeds from exercise of options	817	882
Net cash (used in)/ provided by financing activities	6,632	(2,277)
Decrease in cash, cash equivalents and restricted cash	(110,243)	(1,175)
Cash, cash equivalents and restricted cash at the beginning of the period	157,158	16,092
Cash, cash equivalents and restricted cash at the end of the period	$46,915	$14,917
Supplemental disclosure of cash flows activities:
(1) Cash paid during the period for:
Income taxes paid, net of tax refunds	$727	$216
Interest	$371	$189
(2) Non-cash transactions:
Business combination consideration paid in stock	$47,152	$—
Accretion of preferred stock to redemption value	—	$52,993
Deferred offering cost included in accrued liabilities	—	$2,406
Reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets
Cash and cash equivalents	46,509	14,472
Long-term restricted deposits	406	445
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$46,915	$14,917

Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA
In addition to our results determined in accordance with US GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with US GAAP.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(11,832)	$(259)	$(14,981)	$(3,854)
Net loss margin	(34)%	(1)%	(16)%	(6)%
Depreciation, amortization and impairment (a)	1,882	156	3,481	487
Stock-based compensation	4,322	591	10,052	2,311
Finance expense (income), net (b)	4,962	707	(10,655)	3,878
Transaction related expenses (c)	—	—	392	—
Acquisition related expenses (d)	—	—	4,971	—
Retention bonus expenses (e)	1,290	—	2,290	—
Legal claims	664	—	1,099	—
Other (f)	739	—	915	—
Taxes on income	839	304	634	829
Adjusted EBITDA	$2,866	$1,499	$(1,802)	$3,651
Adjusted EBITDA margin	8%	6%	(2)%	6%
(a) In third quarter, 2022, the Company recorded impairment charges of $0.5 million related to the abandonment of certain projects related to our internal software development.
(b) Finance expense (income), net consists primary of remeasurement expense related to our foreign subsidiaries’ monetary assets, liabilities and operating results, our interest expense and revaluation of our warrants. The unrealized loss from changes in the fair value of our warrants for the three months period ended September 30, 2022, was $4.6 million. The unrealized gain from changes in the fair value of our warrants for the nine months period ended September 30, 2022, was $11.4 million. The unrealized loss from changes in the fair value of our warrants for the three months and nine months period ended September 30, 2021, was $0.5 million and $3.2 million, respectively.
(c) Transaction related expenses consist of professional fees associated with the SPAC merger transaction and PIPE related SEC filings.
(d) Acquisition related expenses consists of professional fees associated with the acquisition of TVS.
(e) Retention bonus expenses consists of retention bonus for TVS employees.
(f) For the three months and nine months ended September 30, 2022, “other” consists predominantly of exit costs for a former TVS employee. In previous quarters, retention bonus and legal claims were included in “other”.